Exhibit 10.1


AMENDMENT NO.  3  TO LOAN AND SECURITY AGREEMENT

PAMIDA, INC.
8800 F Street
Omaha, Nebraska  68127

SEAWAY IMPORTING COMPANY
8800 F Street
Omaha, Nebraska  68127

September 16, 1996
Congress Financial Corporation (Southwest)
1201 Main Street
Dallas, Texas  75250

BankAmerica Business Credit, Inc.
40 East 52nd Street
New York, New York  10017

Gentlemen:

     Congress Financial Corporation (Southwest), a Texas corporation in its individual capacity ("Congress"), BankAmerica Business Credit, Inc., formerly known as BA Business Credit Inc., a Delaware corporation ("BABC," together with Congress each individually a "Lender" and collectively, "Lenders"), Pamida, Inc., a Delaware corporation ("Pamida"), Seaway Importing Company, a Nebraska corporation ("Seaway," together with Pamida, collectively, "Borrowers") and Congress Financial Corporation (Southwest), a Texas corporation, as Agent for Lenders (in such capacity, "Agent") have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated March 30, 1993, by and among Agent, Lenders and Borrowers (as amended by Amendment No. 1 to Loan and Security Agreement dated as of January 23, 1995 and Amendment No. 2 to Loan and Security Agreement dated as of January 28, 1996 and as amended hereby, the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements").

     Borrowers have requested that the "Maximum Credit" provided for in the Financing Agreements be temporarily increased and that certain other provisions of the Financing Agreements be amended, and Agent and Lenders are willing to temporarily increase the Maximum Credit and amend certain other provisions of the Financing Agreements, subject to the terms and conditions contained herein. By this Amendment, Agent, Lenders and Borrowers desire and intend to evidence such amendments.

     In consideration of the foregoing and the agreements and covenants contained herein, the parties hereto agree as follows:

1.  Definitions.

  (a) All references to the term "Maximum Credit" in any of the Financing Agreements shall be deemed, and each such reference is hereby amended, to mean
(i) from September 1, 1996 through and including December 10, 1996, the amount of $80,000,000 and (ii) Thereafter, the amount of $70,000,000.

  (b) All references to the term "Renewal Date" in any of the Financing Agreements shall be deemed, and each such reference is hereby amended, to mean March 31, 1999.

  (c) All capitalized terms used herein shall have the meanings assigned hereto in the other Financing Agreements, unless otherwise defined herein.

2. Revolving Loans; Advance Rate. Section 2.1(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefore:

  (a) Subject to, and upon the terms and conditions contained herein and in the other Financing Agreements, at the request of Borrowers, each of Lenders severally, but not jointly, agrees to lend to Borrowers and authorizes and appoints Agent to make Loans to Borrowers, for the account of and as Agent for Lenders, in such amounts from time to time as Agent shall determine, in its discretion, at Borrowers' request during the periods indicated below of up to the percent of the value of Eligible Inventory of Borrowers indicated for such period (or such greater or lesser percentage thereof as Agent may determine from time to time):

               Period                          Percent
               ------                          -------
  (i)  from September 1, 1996 through            50%
       and including December 10, 1996

  (ii) thereafter, in any year:

        (A)  from March 1 through and            45%
              including April 30

        (B)  from October 1 through and          45%
             including November 30

        (C)  at all other times                  40%

3. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers to Agent and Lenders pursuant to the Financing Agreements, Borrowers hereby represent, warrant and covenant with and to Agent and Lenders as follows (which representations, warranties and covenant are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

  (a) No Event of Default exists on the date of this Amendment (after giving effect to the amendments to the Financing Agreements made by this Amendment).

  (b) This Amendment and the other amendment agreements delivered in connection herewith, have been duly authorized, executed and delivered by each of Borrowers and are in full force and effect as of the date hereof, and the agreements and obligations of each of Borrowers contained herein and therein constitute legal, valid and binding obligations of each of Borrowers enforceable against each of Borrowers in accordance with their respective terms.

  (c) All required consents or approvals of any persons other than Lenders and Agent to the authorization, execution and delivery of this Amendment and the other amendment agreements delivered in connection herewith have been obtained by each of Borrowers and Guarantors, and the authorization, execution and delivery hereof does not violate or breach any provision of or constitute a default under any material indenture, mortgage, deed of trust, agreement or instrument to which any of Borrowers or Guarantors is or may be bound, including, without limitation, the Note Indenture.

4. Conditions Precedent. The effectiveness of the amendments contained herein shall be subject to the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent on behalf of Lenders:

  (a) Agent shall have received, in form and substance satisfactory to Agent, an executed original of this Amendment, duly authorized, executed and delivered by each of Borrowers and Guarantors;

  (b) Agent shall have received, in form and substance satisfactory to Agent, an executed original of Amendment No. 3 to Deed of Trust, Security Agreement and Assignment of Leases and Rents by Pamida in favor of Old Republic National Title Insurance Company, as trustee, for the benefit of Agent and Lenders, duly authorized, executed and delivered by the parties thereto;

  (c) Agent shall have received, in form and substance satisfactory to Agent, an executed original of Amendment No. 3 to Leasehold Deed of Trust, Security Agreement and Assignment of Leases and Rents by Pamida in favor of Old Republic National Title Insurance Company, as trustee, for the benefit of Agent and Lenders, duly authorized, executed and delivered by the parties thereto;

  (d) Agent shall have received, in form and substance satisfactory to Agent, an executed original of Amendment No. 3 to Co-Lending and Agency Agreement, duly authorized, executed and delivered by each of Agent and Lenders;

  (e) Agent shall have received, in form and substance satisfactory to Agent, a secretary's certificates for each of Borrowers and Guarantors with respect to directors' resolutions, incumbency and other matters as Agent may require, and

  (f) No Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default.

5. Amendment Fee. Borrowers shall pay to Agent for the account of Lenders an amendment fee in an amount equal to $50,000, which amount shall be payable simultaneously with the execution hereof, which fee is fully earned as of the date hereof, shall be in addition to all other amounts payable under the Financing Agreements, shall constitute part of the Obligations and may, at Agent's option, be charged directly to any account(s) of Borrowers maintained with Agent or Lenders.

6. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of any conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

7. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

8. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

9. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

10. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.


     Please sign the enclosed counterpart of this Amendment in the space provided below, whereupon this Amendment, as so accepted by Agent and Lenders, shall become a binding agreement among Borrowers, Agent and Lenders.

                                         Very truly yours,

                                         PAMIDA, INC.

                               By:  /s/  George R. Mihalko

                               Title:    Sr. V.P. & CFO

                                         SEAWAY IMPORTING COMPANY

                               By:  /s/  George R. Mihalko

                               Title:    Sr. V.P. & CFO


AGREED:

CONGRESS FINANCIAL CORPORATION
(SOUTHWEST), individually and as Agent

By:  /s/  Edward Franco

Title:    Vice President

BANKAMERICA BUSINESS CREDIT, INC., formerly known as BA Business Credit Inc.

By:  /s/  Patrick J. Wilson

Title:    Vice President


ACKNOWLEDGED AND AGREED:

PAMIDA HOLDINGS CORPORATION

By:  /s/  George R. Mihalko

Title:    Sr. V.P. & CFO

PAMIDA TRANSPORTATION COMPANY

By:  /s/  George R. Mihalko

Title:    Sr. V.P. & CFO



Exhibit 10.2


AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

     This Amendment No. 1 to Employment Agreement is made and entered into on the 29th day of August, 1996, among PAMIDA HOLDINGS CORPORATION ("Holdings"), a Delaware corporation, PAMIDA, INC. ("Pamida"), a Delaware corporation, and STEVEN S. FISHMAN (the "Executive"). Holdings and Pamida collectively are referred to in this Amendment No. 1 as the "Companies".

     WHEREAS, the Companies and the Executive are parties to an Employment Agreement dated September 22, 1995 (the "Employment Agreement"); and

     WHEREAS, the Companies and the Executive now desire to amend the Employment Agreement as more particularly set forth below;

     NOW, THEREFORE, the Companies and the Executive agree as follows:

1. Pursuant to Paragraph 6 of the Employment Agreement, the Companies and the Executive agree that the Executive's incentive bonus program for the fiscal year of Holdings ending February 2, 1997 ("Fiscal 1997") shall be the following:

  (a) If the consolidated earnings of Holdings and its subsidiaries (on a first-in, first-out basis with respect to merchandise inventories) before interest, taxes, depreciation, and amortization for Fiscal 1997 (the "EBITDA") is less than $43,000,000, then the Executive shall not be entitled to any incentive bonus for Fiscal 1997.

  (b) If the EBITDA equals or exceeds $43,000,000, then the Executive's incentive bonus for Fiscal 1997 shall be determined as a percentage of the Executive's base salary from the matrix attached to this Amendment No. 1 taking into account (i) the EBITDA and (ii) the percentage increase or decrease in the comparable store sales of Pamida for Fiscal 1997 compared with the fiscal year ended January 28, 1996. Comparable store sales percentage increases or decreases shall be determined in accordance with Pamida's historical practices.

  (c) For purposes of such matrix, comparable store sales percentage increases of more than 5% shall be treated as increases of 5%, comparable store sales decreases of more than 2% shall be treated as decreases of 2%, and EBITDA of more than $49,000,000 shall be treated as EBITDA of $49,000,000.

  (d) For purposes of applying such matrix, the Executive's base salary shall be deemed to be $500,000.

  (e) The maximum incentive bonus that the Executive shall have the opportunity to earn for Fiscal 1997 is $500,000.

  (f) EBITDA amounts between whole millions of dollars and comparable store sales percentage increases or decreases between whole percentages shall be interpolated on a straight-line basis for purposes of applying such matrix.

  (g) Solely by way of illustration of the application of such matrix, if the EBITDA is $44,250,000 and the comparable store sales percentage increase for Fiscal 1997 is 2.6%, then the Executive's incentive bonus for Fiscal 1997 would be $246,250.

The Executive's incentive bonus for Fiscal 1997 (if any) shall be paid to the Executive as soon as practicable after Holdings has received the final audit report with respect to Fiscal 1997 from its independent accountants.

2. The provisions of this Amendment No. 1 are intended to satisfy the requirements of Paragraph 6 of the Employment Agreement for the fiscal year of Holdings ending in 1997.

3.  This Amendment No. 1 shall be effective as of January  29, 1996.

4. As hereby amended, the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Companies and the Executive have executed this Amendment No. 1 to Employment Agreement on the day and year first above written.



                                         PAMIDA HOLDINGS CORPORATION,
                                         a Delaware corporation
                                By:  /s/ Frank A. Washburn
                                         Frank A. Washburn, Executive
                                         Vice President


                                         PAMIDA, INC., a Delaware
                                         corporation
                                By:  /s/ Frank A. Washburn
                                         Frank A. Washburn, Executive
                                         Vice President

                                     /s/ Steven S. Fishman
                                         Steven S. Fishman


Pamida, Inc.

Bonus a % of Pay

        Comp store sales increase
 EBITDA|  -2.0%|  -1.0%|   0.0%|   1.0%|   2.0%|   3.0%|   4.0%|   5.0%
-------|-------|-------|-------|-------|-------|-------|-------|-------
    <43|     0 |     0 |     0 |     0 |     0 |     0 |     0 |     0
     43|  20.0%|  25.0%|  30.0%|  35.0%|  40.0%|  45.0%|  50.0%|  55.0%
     44|  25.0%|  30.0%|  35.0%|  40.0%|  45.0%|  50.0%|  55.0%|  60.0%
     45|  30.0%|  35.0%|  40.0%|  45.0%|  50.0%|  55.0%|  60.0%|  65.0%
     46|  37.5%|  42.5%|  47.5%|  52.5%|  57.5%|  62.5%|  67.5%|  72.5%
     47|  45.0%|  50.0%|  55.0%|  60.0%|  65.0%|  70.0%|  75.0%|  80.0%
     48|  55.0%|  60.0%|  65.0%|  70.0%|  75.0%|  80.0%|  85.0%|  90.0%
     49|  65.0%|  70.0%|  75.0%|  80.0%|  85.0%|  90.0%|  95.0%| 100.0%